UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

May 10, 2005 (March 11, 2005)
Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12317 (Commission File Number)	76-0475815 (IRS Employer Identification No.)

10000 Richmond Avenue Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Consent of Ernst & Young LLP

Explanatory Note

      On March 16, 2005, National Oilwell Varco, Inc. (“National Oilwell Varco”) filed a Current Report on Form 8-K to report that the merger of National-Oilwell, Inc. and Varco International, Inc. had been approved by stockholders of each company by substantial margins. National Oilwell Varco is filing this Current Report on Form 8-K/A to amend only Item 9.01, as reported in such previous Current Report, to provide the financial statements and financial information required by Item 9.01(b) hereof. Except for the filing of the financial statements and financial information and related exhibits, the Current Report on Form 8-K filed on March 16, 2005 is not being amended or updated in any manner.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Audited Consolidated Financial Statements of Varco International, Inc. (“Varco”) as of December 31, 2004 and 2003 and the related consolidated statements of income, common stockholders’ equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2004 (incorporated by reference to Varco’s Annual Report on Form 10-K, as amended for the year ended December 31, 2004, File No. 001-13309)

(b)	Pro Forma Financial Information

The Unaudited Pro Forma Consolidated Financial Statements of National-Oilwell, Inc. for the year ended December 31, 2004.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

      The unaudited pro forma condensed combined financial statements have been prepared assuming the merger of National Oilwell and Varco is accounted for as a purchase under U.S. generally accepted accounting principles, and are based on the historical consolidated financial statements of each company which include, in the opinion of management, all adjustments necessary to present fairly the results as of and for such periods. However, the unaudited pro forma condensed combined financial statements do not give consideration to the impact, if any, of asset dispositions or cost savings that may result from the merger. The following unaudited pro forma condensed combined balance sheet at December 31, 2004, and unaudited pro forma condensed combined statements of operations for the year ended December 31, 2004 should be read in conjunction with the historical financial statements of National Oilwell and Varco and the related notes. The unaudited pro forma condensed combined financial statements were prepared as if the merger occurred as of, or at the beginning of, each period presented. There are no significant adjustments required to the historical financial data to conform the accounting policies of the two companies unless described herein.

      The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are not necessarily indicative of results of operations or financial position that would have occurred had the transaction been consummated at the beginning of the period presented, nor are they necessarily indicative of future results.

NATIONAL-OILWELL, INC. AND VARCO INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	December 31, 2004
	Historical
	National-					Pro Forma
	Oilwell	Varco	Adjustments			Combined
		(In millions)
Assets
Current Assets:
Cash and cash equivalents	$142.7	$118.5	$(30.0)	(A	)	$231.2
Receivables, net	480.1	401.1	—			881.2
Inventories, net	884.0	334.5	8.0	(B	)	1,226.5
Prepaid and other current assets	30.6	46.0	—			76.6

Total current assets	1,537.4	900.1	(22.0)			2,415.5
Property, plant and equipment, net	255.1	490.2	200.2	(B	)	945.5
			30.0	(A	)
Goodwill	639.0	458.2	1,079.9	(B	)	2,207.1
Intangibles, net	91.0	39.4	442.1	(B	)	572.5
Other assets	76.2	13.8	32.1	(B	)	122.1

	$2,598.7	$1,901.7	$1,762.3			$6,262.7

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$150.0	$3.7	$—			$153.7
Accounts payable	407.7	85.3	—			493.0
Other accrued liabilities	242.5	153.3	—			395.8

Total current liabilities	800.2	242.3	—			1,042.5
Long-term debt	350.0	458.1	33.6	(B	)	841.7
Deferred income taxes and other	134.3	82.7	312.1	(B	)	529.1

Total liabilities	1,284.5	783.1	345.7			2,413.3
Commitments and contingencies	—	—	—			—
Minority interest	17.8	—	—			17.8
Stockholders’ equity:
Common stock	0.9	1.0	(0.2)	(B	)	1.7
Additional paid-in capital	692.9	569.2	1,965.2	(B	)	3,227.3
Accumulated other comprehensive gain (loss)	33.4	2.3	(2.3)	(B	)	33.4
Retained earnings	569.2	592.4	(592.4)			569.2
Treasury stock	—	(46.3)	46.3			—

Total stockholders’ equity	1,296.4	1,118.6	1,416.6			3,831.6

	$2,598.7	$1,901.7	$1,762.3			$6,262.7

The accompanying notes are an integral part of these statements.

NATIONAL-OILWELL, INC. AND VARCO INTERNATIONAL, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year Ended December 31, 2004
	Historical
	National-					Pro Forma
	Oilwell	Varco	Adjustments			Combined
		(In millions, except per share data)
Revenues	$2,318.1	$1,568.1	$(14.1)	(D	)	$3,872.1
			(14.1)	(D	)
Cost of products and services sold	1,821.7	1,144.8	10.2	(C	)	2,962.6

Gross profit	496.4	423.3	(10.2)			909.5
Selling, general and administrative	327.8	224.9	19.4	(E	)	572.1

Operating income	168.6	198.4	(29.6)			337.4
Interest and financial costs	(34.9)	(29.8)	—			(64.7)
Other income (expense), net	(2.2)	(4.4)	—			(6.6)

Income from continuing operations before income taxes and minority interest	131.5	164.2	(29.6)			266.1
Provision for income taxes	19.2	56.8	(10.4)	(C	)	65.6

Income from continuing operations before minority interest	112.3	107.4	(19.2)			200.5
Minority interest in income of consolidated subsidiaries	(2.1)	—	—			(2.1)

Net income from continuing operations	$110.2	$107.4	$(19.2)			$198.4

Net income from continuing operations per share:
Basic	$1.28	$1.10				$1.17

Diluted	$1.27	$1.09				$1.16

Weighted average shares outstanding			(97.4)	(B	)
Basic	85.8	97.4	84.0	(B	)	169.8
			0.9	(E	)
			(98.6)	(B	)
Diluted	86.5	98.6	84.0	(B	)	171.4

The accompanying notes are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

(A)	To record the estimated initial transaction costs of $30.0 million, representing one-time professional and advisory fees. The one-time costs are not reflected in the Unaudited Pro Forma Condensed Combined Statements of Operations since the charges are non recurring in nature.

(B)	To record the issuance of 83,976,360 shares of National Oilwell common stock at a market price of $29.99, based on the average closing price of National Oilwell common stock from the five days before and after August 11, 2004 (the Agreement Date). The exchange ratio was 0.8363 per National Oilwell share. In addition, National Oilwell issued 3,363,796 options in exchange for Varco options at the same exchange ratio. The difference between the fair value of options issued of $48.9 million and the unearned compensation related to stock options assumed of $32.1 million is also included in additional paid-in capital.

Under the purchase method of accounting, Varco’s assets and liabilities were recorded at their fair value. Significant preliminary adjustments from the Varco carrying amounts follow:

Write-up fixed assets to fair value	$200.2
Recognize intangible assets	$442.1
Recognize debt at fair value	$33.6
Recognize unearned compensation on unvested options	$32.1
Eliminate LIFO reserve to conform policies	$8.0
Related income tax effects of above	$312.1
Excess of purchase price over fair value of assets acquired and liabilities assumed	$1,079.9

(C)	To record the increased depreciation and amortization expense associated with the write up of fixed assets and identification of intangibles noted at (B) above, with a tax benefit calculated at 35%.

(D)	To eliminate revenues and cost of revenues associated with sales between National Oilwell and Varco.

(E)	Under the merger agreement, the outstanding Varco stock options converted to National Oilwell stock options at the exchange rate of 0.8363 with a corresponding adjustment in exercise price, resulting in additional dilution of 0.9 million shares of National Oilwell. The intrinsic value of the unvested portion of these options ($32.1 million) will amortize over the remaining vesting period of approximately 2.3 years.

Note:	The pro forma results of operations do not include any anticipated combination benefits from the elimination of manufacturing, engineering, sales and administrative costs that management believes will be specifically identified during the integration planning process or after closing of the transaction. Management currently estimates that it will achieve annual pre-tax savings of $40-50 million on a run-rate basis by the end of 2005. Assuming cost savings of this magnitude are identified, additional one time combination costs required to implement the savings will be incurred, and are expected to approximate $30.0 million and, if related to the operations of Varco, result in an increase to goodwill and debt if reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet. If such costs relate to the operations of National Oilwell, the amounts will be reflected as a charge to operating income.

(c) Exhibits.

      2.1 Amended and Restated Agreement and Plan of Merger, effective as of August 11, 2004, between National Oilwell and Varco (incorporated by reference to Annex A of the Registration Statement on Form S-4 of National Oilwell, File No. 333-119071, as amended)

      23.1 Consent of Ernst & Young LLP

      99.1 Joint Press Release dated March 11, 2005 (previously filed with the Form 8-K filed on March 16, 2005)

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2005	NATIONAL OILWELL VARCO, INC.
/s/ Clay C. Williams
Clay C. Williams
Sr. Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No	Description
2.1	Amended and Restated Agreement and Plan of Merger, effective as of August 11, 2004, between National Oilwell and Varco (incorporated by reference to Annex A of the Registration Statement on Form S-4 of National Oilwell, File No. 333-119071, as amended)

23.1	Consent of Ernst & Young LLP

99.1	Joint Press Release dated March 11, 2005 (previously filed with the Form 8-K filed on March 16, 2005)